Consent of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of
Mellon Funds Trust:

We consent to the incorporation by reference, in this Registration Statement on Form N-1A, of our reports dated October 11, 2004, on the financial statements of Mellon Funds Trust (comprised of Mellon Large Cap Stock Fund, Mellon Income Stock Fund, Mellon Mid Cap Stock Fund, Mellon Small Cap Stock Fund, Mellon International Fund, Mellon Emerging Markets Fund, Mellon Balanced Fund, Mellon Bond Fund, Mellon Intermediate Bond Fund, Mellon Short- Term U.S. Government Securities Fund, Mellon National Intermediate Municipal Bond Fund, Mellon National Short-Term Municipal Bond Fund, Mellon Pennsylvania Intermediate Municipal Bond Fund, Mellon Massachusetts Intermediate Municipal Bond Fund, Mellon National Municipal Money Market Fund and Mellon Money Market Fund).

We also consent to the references to our firm under the headings "Financial Highlights” in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP

New York, New York
December 22, 2004